      As filed with the Securities and Exchange Commission on July 30, 1998

                                                Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  -------------
                          AMERICAN GENERAL HOSPITALITY
                                   CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                                  ------------
                            5605 MacArthur Boulevard
                                   Suite 1200
                               Irving, Texas 75038
                                 (972) 550-6800
       (Address, including zip code, and telephone number, including area code, of Principal Executive Offices)
                                 Steven D. Jorns
                 Chairman, Chief Executive Officer and President
                            5605 MacArthur Boulevard
                                   Suite 1200
                               Irving, Texas 75038
                                 (972) 550-6895
                     (Name and Address of Agent for Service)
                                  ------------
                                   Copies to:
   Steven L. Lichtenfeld, Esq.                   Richard S. Borisoff, Esq.
       Battle Fowler LLP                Paul, Weiss, Rifkind, Wharton & Garrison
      75 East 55th Street                      1285 Avenue of the Americas
    New York, New York 10022                  New York, New York  10019-6064
         (212) 856-7000                               (212) 373-3000

                                  ------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] Registration No. 333-49611

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================

                                                                          Maximum        Maximum
                  Title of Securities                    Amount Being  Offering Price   Aggregate            Amount Of
                   Being Registered                      Registered(1) Per Share (2) Offering Price (2)  Registration Fee(2)
                   ----------------                      ------------- ------------- ------------------  -------------------
Common Stock, $0.01 par value .........................     60,810        $21.25      $1,292,212.50          $382.00

============================================================================================================================

(1) Amount represents an increase in the offering size from 29,049,572 shares to 29,077,141 shares of the 29,049,572 shares that were previously registered pursuant to Registration Statement on Form S-4 (the "Form S-4") (File No. 333-49611). The 60,810 shares of the Registrant's Common Stock being registered hereunder represents shares that will be issued to holders of Common Stock, $0.01 par value per share ("CapStar Common Stock") of CapStar Hotel Company who were issued or will be issued such shares of CapStar Common Stock subsequent to the effectiveness of the Form S-4, including through the exercise of outstanding CapStar stock options.

================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


        This Registration Statement on Form S-4 is filed by American General Hospitality Corporation, a Maryland corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The information in the Registration Statement on Form S-4, and its amendments thereto, previously filed by the Company with the Securities and Exchange Commission (File No. 333-49611) pursuant to the Act is incorporated by reference into this Registration Statement.

 Exhibit
---------  -----------------------------------------------------------------------------------------------------
     5.1     Opinion of Ballard Spahr Andrews & Ingersoll LLP as to the legality of the securities being registered

     8.1 Opinion of Battle Fowler LLP regarding (i) certain tax consequences of the Merger and the Spin-Off to AGH stockholders; (ii) the qualifications of AGH and MeriStar as a REIT for federal income tax purposes; and (iii) the qualifications of the AGH Operating Partnership and the MeriStar Operating Partnership as a partnership for federal income tax purposes.

     8.2 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain aspects of the federal income tax consequences of the Merger and the Spin-Off.

    23.1     Consent of Ballard Spahr Andrews & Ingersoll, LLP (Contained Exhibit 5.1).

    23.2     Consent of Battle Fowler LLP (Contained in Exhibit 8.1).

    23.3     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (Contained in Exhibit 8.2).

    23.4     Consent of PricewaterhouseCoopers LLP (Dallas, TX).

    23.5     Consent of PricewaterhouseCoopers LLP (Washington, D.C.).

    23.6     Consent of PricewaterhouseCoopers LLP (Philadelphia, PA).

    23.7     Consent of KPMG Peat Marwick LLP.

    23.8     Consent of Pinsker, Goldberg, Ivanicki & Apuzzo.

    23.9     Consent of Wertheim & Company.

    23.10    Consent of King Griffin & Adamson P.C.

    23.11    Consent of Mann Frankfort Stein & Lipp, P.C.

    23.12    Consent of Pannell Kerr Forster P.C.

    24.1     Powers of Attorney (included on signature page hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on July 30, 1998.

                          AMERICAN GENERAL HOSPITALITY CORPORATION


                          By:      /s/ Steven D. Jorns
                             --------------------------------------------------
                             Steven D. Jorns
                             Chairman of the Board, Chief Executive Officer, and President

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Steven D. Jorns and Kenneth E. Barr and each or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them or their substitutes, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 30, 1998.

                  Signature                           Title                              Date
                  ---------                           -----                              ----
          /s/ Steven D. Jorns                         Chairman of the Board,             July 30, 1998
  -----------------------------------                   Chief Executive Officer,
          Steven D. Jorns                               and President

          /s/ Kenneth E. Barr                         Executive Vice President,          July 30, 1998
  -----------------------------------                   Chief Financial Officer,
          Kenneth E. Barr                               Principal Accounting
                                                        Officer, Secretary and
                                                        Treasurer

         /s/ H. Cabot Lodge III                       Director                           July 30, 1998
  -----------------------------------
         H. Cabot Lodge III

         /s/ James R. Worms                           Director                           July 30, 1998
  -----------------------------------
         James R. Worms

         /s/ James McCurry                            Director                           July 30, 1998
  -----------------------------------
         James McCurry

         /s/ Kent R. Hance                            Director                           July 30, 1998
  -----------------------------------
         Kent R. Hance

                                INDEX TO EXHIBITS

  Exhibit
   Number                                                    Exhibit
------------  -----------------------------------------------------------------------------------------------------

     5.1        Opinion of Ballard Spahr Andrews & Ingersoll LLP as to the legality of the securities being registered

     8.1        Opinion of Battle Fowler LLP regarding (i) certain tax consequences of the Merger and the Spin-Off to AGH stockholders; (ii) the qualifications of AGH and MeriStar as a REIT for federal income tax purposes; and (iii) the qualifications of the AGH Operating
                Partnership and the MeriStar Operating Partnership as a partnership for federal income tax purposes.

     8.2        Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding certain aspects of the federal income tax consequences of the Merger and the Spin-Off.

    23.1        Consent of Ballard Spahr Andrews & Ingersoll, LLP (Contained Exhibit
                5.1).
    23.2        Consent of Battle Fowler LLP (Contained in Exhibit 8.1).

    23.3        Consent of Paul, Weiss, Rifkind, Wharton & Garrison (Contained in
                Exhibit 8.2).

    23.4        Consent of PricewaterhouseCoopers LLP (Dallas, TX).

    23.5        Consent of PricewaterhouseCoopers LLP (Washington, D.C.).

    23.6        Consent of PricewaterhouseCoopers LLP (Philadelphia, PA).

    23.7        Consent of KPMG Peat Marwick LLP.

    23.8        Consent of Pinsker, Goldberg, Ivanicki & Apuzzo.

    23.9        Consent of Wertheim & Company.

   23.10        Consent of King Griffin & Adamson P.C.

   23.11        Consent of Mann Frankfort Stein & Lipp, P.C.

   23.12        Consent of Pannell Kerr Forster P.C.

    24.1        Powers of Attorney (included on signature page hereto)